UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2013

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On July 17, 2013, The LGL Group, Inc. (the "Company") issued a press release (the "Press Release") providing an update on the strategic review process being conducted by a special committee (the "Special Committee") of the Company's Board of Directors, and also announced that the terms of the warrant dividend announced on June 13, 2013, have been revised by the Board of Directors in order to provide enhanced value to stockholders.  The new record date for the warrant dividend is July 29, 2013.

Previously, the Company announced that it was approached by an investment group interested in acquiring certain parts of its sole operating subsidiary, M-tron Industries, Inc. (known as "MtronPTI"), a designer and manufacturer of advanced frequency control products for the Aerospace, Defense ("Aero/Defense") and Internet Communications Technology ("ICT") markets, and that the Special Committee has initiated a strategic review process with the goal of executing on opportunities that create additional value for stockholders.  Among other things, the Special Committee is considering options to streamline operational support for certain segments of the Company's business, as well as exploring the possibility of discontinuing or segmenting from the Company some or all of MtronPTI's operations.

In the context of the Special Committee's ongoing strategic review process, the Board of Directors has revised the terms of the warrant dividend as follows:  (i) each holder of the Company's common stock as of 4:30 p.m. ET on the record date, now July 29, 2013, will receive five warrants for each share of common stock owned, (ii) the warrants will be "European style warrants" and will only be exercisable on the earlier of (x) their expiration date, which will be the fifth anniversary of their issuance, and (y) such date that the 30-day volume weighted average price per share, or VWAP, of the Company's common stock is greater than or equal to $15.00, and (iii) 25 warrants will entitle their holder to purchase one share of the Company's common stock at an exercise price of $7.50.  The Company intends for the warrants to be listed and traded on the NYSE MKT separately from the Company's common stock, subject to NYSE MKT approval.  The warrants are expected to be issued on or around August 6, 2013, and in aggregate, will be exercisable for approximately 522,000 shares of the Company's common stock.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press Release dated July 17, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2013	THE LGL GROUP, INC.

	By:	/s/ James L. Williams
		Name:	James L. Williams
		Title:	Corporate Controller